UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No. )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☒	Soliciting Material Pursuant to §240.14a-12

OCEAN POWER TECHNOLOGIES, Inc.
(Name of Registrant as Specified in its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required

☐	Fee paid previously with preliminary materials

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

Ocean Power Technologies, Inc., a Delaware corporation (“OPT”), is filing materials contained in this Schedule 14A with the U.S. Securities and Exchange Commission (“SEC”) in connection with OPT’s solicitation of proxies from its stockholders in connection with its 2023 Annual Meeting of Stockholders and at any and all adjournments, postponements, continuations, and reschedulings thereof (the “2023 Annual Meeting”). OPT has not filed a preliminary or definitive proxy statement with the SEC in connection with its solicitation of proxies to be used at the 2023 Annual Meeting.

Press Release Issued on November 14, 2023

Attached hereto is a press release issued by OPT on November 14, 2023. This press release is being filed herewith because it may be deemed to be solicitation material in connection with OPT’s solicitation of proxies to be used at the 2023 Annual Meeting.

Important Additional Information And Where To Find It

OPT intends to file a proxy statement and an accompanying WHITE proxy card with the SEC in connection with the solicitation of proxies from OPT’s stockholders in connection with the matters to be considered at the 2023 Annual Meeting. INVESTORS AND STOCKHOLDERS ARE STRONGLY ENCOURAGED TO READ ANY SUCH PROXY STATEMENT AND THE ACCOMPANYING WHITE PROXY CARD AND OTHER DOCUMENTS FILED BY OPT WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE AS THEY WILL CONTAIN IMPORTANT INFORMATION. Stockholders will be able to obtain the Proxy Statement, any amendments or supplements to the Proxy Statement, the accompanying WHITE proxy card, and other documents filed by OPT with the SEC free of charge at the SEC’s website at www.sec.gov. Copies will also be available free of charge at the Investor Relations section of OPT’s corporate website at www.oceanpowertechnologies.com, by writing to OPT’s Corporate Secretary at Ocean Power Technologies, Inc., 28 Engelhard Drive, Suite B, Monroe Township, NJ 08831, or by contacting OPT at (609) 730-0400.

Certain Participant Information

OPT, members of its Board of Directors, and certain of its executive officers are “participants” in the solicitation of proxies from OPT’s stockholders in connection with the 2023 Annual Meeting. The following directors and executive officers of OPT beneficially hold the amount of shares of OPT’s common stock indicated adjacent to his or her name: (i) OPT directors: Terence J. Cryan (148,595 shares), Philipp Stratmann (93,807 shares), Clyde W. Hewlett (71,577 shares), Natalie Lorenz-Anderson (52,448 shares), Diana G. Purcel (71,577 shares), and Peter E. Slaiby (96,577 shares); and (ii) OPT officers who are not also directors of OPT: Robert Powers (28,888 shares) and Joseph DiPietro (2,909 shares). The business address for each of the foregoing persons is c/o Ocean Power Technologies, Inc., 28 Engelhard Drive, Suite B, Monroe Township, NJ 08831. Additional information regarding OPT’s directors, executive officers, and other participants in the solicitation of proxies from OPT’s stockholders in connection with the matters to be considered at the 2023 Annual Meeting, and their direct or indirect interests, through security holdings or otherwise, will be set forth in OPT’s proxy statement for its 2023 Annual Meeting, including the schedules and appendices thereto.

Ocean Power Technologies Announces Action Plan to Achieve Profitability in Calendar Year 2025

Divests Consulting Team and Adds Chief Commercial Officer

MONROE TOWNSHIP, N.J., Nov. 14, 2023 – Ocean Power Technologies, Inc. (“OPT” or the “Company”) (NYSE American: OPTT), a leader in innovative and cost-effective low-carbon marine power, data, and service solutions, today announced several milestones and initiatives it believes will enhance shareholder value, including:

●	OPT is divesting its non-core strategic consulting team
●	With its research and development phase substantially completed, the Company now expects to achieve profitability in calendar year 2025
●	Matt Burdyny has been appointed to the newly created role of Chief Commercial Officer to drive commercialization efforts that will support OPT’s financial goals

OPT CEO and President Dr. Philipp Stratmann commented: “As we have consistently stated, we are seeing meaningful progress in orders, pipeline, and backlog across our business, especially with the completion of our product development efforts. Despite current economic headwinds, we have built a cutting-edge suite of products that we believe will be the basis for our current and future commercial success and that will help drive profitability in calendar year 2025. Matt’s promotion to the newly created Chief Commercial Officer role aligns with our strategy of focusing on meeting our customers’ needs and emphasizing commercialization as we move away from the R&D phase of our evolution. Our focus remains first and foremost on executing our strategy in order to generate value for our shareholders.”

Divestiture of Non-Core Strategic Consulting Team

OPT has divested its strategic consulting team so that it can more fully focus its efforts and resources on the commercialization of its cutting-edge pipeline of products – particularly for the national security and defense markets. In addition to the divesture, the Company also announced that recent achievements in R&D, such as the WAM-V charging demonstration and the Mass-On-Spring-Wave-Energy-Converter (MOSWEC) developments, have enabled additional reallocation of headcount and a material reduction in third-party expenditure. As a result, more than 50% of OPT’s employees are now dedicated to customer delivery.

Path to Reaching Profitability During Calendar Year 2025

OPT expects that recent meaningful contract wins, the growth in OPT’s commercial pipeline, and the corresponding savings from the divestiture of its consulting team will enable it to reach profitability during calendar year 2025 using current capital resources. This expectation does not account for extraordinary expenses that could cause OPT to seek additional capital from financing sources.

Key Addition to Executive Leadership Team

To help drive the next phase of OPT’s growth and the commercialization of its cutting-edge products, particularly for the national security and defense markets, OPT has appointed Matt Burdyny, its current Vice President, Sales & Marketing, to the newly created role of Chief Commercial Officer. Mr. Burdyny will report directly to Dr. Stratmann. Mr. Burdyny first joined OPT in March of 2022 as Vice President, Sales & Marketing. During the past two years, the commercial team has built a pipeline consisting primarily of national security and defense applications. The majority of the team is now comprised of U.S. military and NATO veterans and staff who have held security clearances.

For more information on Ocean Power Technologies please visit our website at: www.OceanPowerTechnologies.com.

About Ocean Power Technologies:

OPT, a leader in innovative and cost-effective, low carbon marine data, power, and consulting services, provides intelligent maritime solutions and services that enable safer, cleaner, and more productive ocean operations for the defense and security, oil and gas, science and research, and offshore wind markets. Our PowerBuoy® platforms provide clean and reliable electric power and real-time data communications for remote maritime and subsea applications. We also provide WAM-V® autonomous surface vessels (ASV) and marine robotics services through our wholly owned subsidiary Marine Advanced Robotics and strategic consulting services including simulation engineering, software engineering, concept design and motion analysis through our wholly owned subsidiary 3Dent. We are headquartered in Monroe Township, New Jersey, and have offices in Houston, Texas, and Richmond, California. To learn more, visit www.OceanPowerTechnologies.com.

Forward-Looking Statements

This press release contains forward-looking statements that are within the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements in this release include, but are not limited to, those statements relating to OPT’s future operating and financial performance, the impact of OPT’s various initiatives on the enhancement of stockholder value and its future operating and financial performance, OPT’s expectation that it will be profitable during calendar year 2025, the impact on OPT of divesting its consulting team, including the projected savings that OPT will experience therefrom, the growth in OPT’s opportunity pipeline, OPT’s ability to monetize such opportunities into actual revenue, and the impact on OPT of expanding its executive leadership team, OPT’s ability to drive the next phase of its growth and the commercialization of its products, OPT’s ability to execute on its strategy and create value for its stockholders, the expenses that OPT will incur to respond to the proxy contest and the related litigation being waged by Paragon Technologies, Inc., OPT’s ability to finance its operations without seeking additional capital from financing sources, the impact on OPT of substantially completing its research and development phase, other statements relating to OPT’s future economic and operating performance, plans, or objectives, and all other statements contained in this press release that are not historical facts. Other forward-looking statements are identified by certain words or phrases such as “may”, “will”, “aim”, “will likely result”, “believe”, “expect”, “will continue”, “anticipate”, “estimate”, “intend”, “plan”, “contemplate”, “seek to”, “future”, “objective”, “goal”, “project”, “should”, “will pursue” and similar expressions or variations of such expressions. These forward-looking statements reflect OPT’s current expectations about its future performance, plans, and objectives. By their nature, forward-looking statements rely on a number of assumptions and estimates that could be inaccurate and involve risks and uncertainties that could cause actual results to materially differ from those anticipated or expressed in any forward-looking statement. These estimates and assumptions reflect our best judgment based on currently known market conditions and other factors. Although we believe such estimates and assumptions to be reasonable, they are inherently uncertain and involve a number of risks and uncertainties that are beyond our control, including, without limitation risks related to our ability to execute on our strategy, drive growth, and create value for our stockholders; our ability to develop, market, and commercialize our products; our ability to monetize our opportunity pipeline; our ability to achieve and, thereafter, sustain profitability; our ability to win government contracts, including in the defense and security sectors; the possibility that we may not be able to obtain the necessary facility and personnel clearances to qualify for certain government contracts, including in the defense and security sectors; our ability to continue the development of our proprietary technologies; our expected continued use of cash from operating activities unless or until we achieve positive cash flow from the commercialization of our products and services; our ability to obtain additional funding, as and if needed; our history of operating losses, which we expect to continue for at least the short term and possibly longer; our ability to control our expenses; our ability to attract and retain qualified personnel, including executive management; our ability to manage and mitigate risks associated with our internal cyber security protocols and protection of the data we collect and distribute; our ability to protect our intellectual property portfolio; the impact of inflation related to the U.S. dollar on our business, operations, customers, suppliers and manufacturers, and personnel; our ability to meet product development, manufacturing and customer delivery deadlines; our ability to identify and penetrate markets for our products, services, and solutions; and the risks related to the actions of Paragon Technologies, Inc. in connection with its threatened proxy contest against OPT and the related litigation brought against OPT, including the amount of related costs incurred by OPT and the disruption caused to OPT’s business activities by these actions.

Many of these factors are beyond our ability to control or predict. These factors are not intended to represent a complete list of the general or specific factors that may affect us. Additional factors are described in OPT’s Form 10-K, Form 10-Q, and Form 8-K reports (including all amendments to those reports). Any forward-looking statements speak only as of the date on which such statements are made, and OPT undertakes no obligation or intent to update such forward-looking statements to reflect events or circumstances arising after such date. OPT cautions investors not to place undue reliance on any such forward-looking statements. These cautionary statements qualify all forward-looking statements attributable to us or persons acting on our behalf.

Important Additional Information And Where To Find It

OPT intends to file a proxy statement and an accompanying WHITE proxy card with the SEC in connection with the solicitation of proxies from OPT’s stockholders in connection with the matters to be considered at the 2023 Annual Meeting. INVESTORS AND STOCKHOLDERS ARE STRONGLY ENCOURAGED TO READ ANY SUCH PROXY STATEMENT AND THE ACCOMPANYING WHITE PROXY CARD AND OTHER DOCUMENTS FILED BY OPT WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE AS THEY WILL CONTAIN IMPORTANT INFORMATION. Stockholders will be able to obtain the Proxy Statement, any amendments or supplements to the Proxy Statement, the accompanying WHITE proxy card, and other documents filed by OPT with the SEC free of charge at the SEC’s website at www.sec.gov. Copies will also be available free of charge at the Investor Relations section of OPT’s corporate website at www.oceanpowertechnologies.com, by writing to OPT’s Corporate Secretary at Ocean Power Technologies, Inc., 28 Engelhard Drive, Suite B, Monroe Township, NJ 08831, or by contacting OPT at (609) 730-0400.

Certain Participant Information

OPT, members of its Board of Directors, and certain of its executive officers are “participants” in the solicitation of proxies from OPT’s stockholders in connection with the 2023 Annual Meeting. The following directors and executive officers of OPT beneficially hold the amount of shares of OPT’s common stock indicated adjacent to his or her name: (i) OPT directors: Terence J. Cryan (148,595 shares), Philipp Stratmann (93,807 shares), Clyde W. Hewlett (71,577 shares), Natalie Lorenz-Anderson (52,448 shares), Diana G. Purcel (71,577 shares), and Peter E. Slaiby (96,577 shares); and (ii) OPT officers who are not also directors of OPT: Robert Powers (28,888 shares) and Joseph DiPietro (2,909 shares). The business address for each of the foregoing persons is c/o Ocean Power Technologies, Inc., 28 Engelhard Drive, Suite B, Monroe Township, NJ 08831. Additional information regarding OPT’s directors, executive officers, and other participants in the solicitation of proxies from OPT’s stockholders in connection with the matters to be considered at the 2023 Annual Meeting, and their direct or indirect interests, through security holdings or otherwise, will be set forth in OPT’s proxy statement for its 2023 Annual Meeting, including the schedules and appendices thereto.

Contact Information

Investors: 609-730-0400 x401 or InvestorRelations@oceanpowertech.com

Media: 609-730-0400 x402 or MediaRelations@oceanpowertech.com